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                             [ACCOUNTANT LETTERHEAD]



November 22, 1996




Ms. Raquel Zepeda
President
Colecciones de Raquel
9873 S. Santa Monica Boulevard
Beverly Hills, CA  90212

Dear Raquel:

This is to confirm that the client-auditor relationship between Colecciones de Raquel (Commission File Number 0-24798) and Cacciamatta Accountancy Corporation (successor firm of Saddington - Cacciamatta) has ceased.

Sincerely,

/s/ Marcia J. Hein
----------------------------

Cacciamatta Accountancy Corporation

cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 9-5
     450 Fifth Street, N.W.
     Washington, D.C. 20549